Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Edwin Negron-Carballo, the Chief Financial Officer of Celsius Holdings, Inc., a Nevada corporation (the “Registrant”), certify that:

1.
I have reviewed this Annual Report on Form 10-K for the year ended December 31, 2021 of the Registrant;
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;
4.
I, as the Registrant’s Chief Financial Officer, am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e)and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15 (f) and 15d-15(f)) for the registrant and have:
a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
c)
Evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation and determined that as a result of the exceptions previously identified related to a) the Company’s failure to design effective controls related to the Company’s evaluation of modifications to share-based payment arrangements; b) ineffectively designed and operating information technology general controls (ITGCs) throughout a substantial portion of the year ended December 31, 2021, which resulted in ineffective business process controls (automated and IT-dependent manual controls); and c) the Company’s failure to fully implement components of the COSO framework, including elements of the control environment, information and communication, control activities and monitoring activities components, relating to: (i) providing sufficient and timely management oversight and ownership over the internal control evaluation process; (ii) hiring and training sufficient personnel to timely support the Company’s internal control objectives; (iii) performing timely monitoring and oversight to ascertain whether the components of internal control are present and functioning effectively, as more fully set forth in the report, material weaknesses exist in the Company's internal controls over financial reporting; and
d)
Disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the Registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and
5.
I, as the Registrant’s Chief Financial Officer, have disclosed, based on my most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):
a)
a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information including the material weakness describe above; and
b)
b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: March 16, 2022	CELSIUS HOLDINGS, INC.

	By:	/s/ Edwin Negron-Carballo
Edwin Negron-Carballo, Chief Financial Officer
(Principal Financial and Accounting Officer)